EXHIBIT 10.1

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

COATES INTERNATIONAL, LTD.

Convertible Note

Issuance Date: September 11, 2015	Original Principal Amount: $52,500
Interest Rate: 7%	Consideration Paid at Close: $50,000

FOR VALUE RECEIVED, COATES INTERNATIONAL, LTD., a Delaware corporation (the "Company"), hereby promises to pay to the order of Kris Iyer, residing at 410 Foxford Dr., Buffalo Grove, IL 60089 (the "Holder") the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set forth above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is $52,500 (fifty two thousand five hundred dollars) plus accrued and unpaid interest and any other fees. The Consideration is payable by wire transfer. For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees or charges incurred under this Note.

(1)          GENERAL TERMS

(a)          Payment of Principal. The "Maturity Date" shall be one year from the date of payment of Consideration, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

(b)          Interest. Interest shall accrue at a rate of 7% (“Interest Rate”) compounded monthly and shall be applied to the Original Principal Amount. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder.

(c)          Security. This Note shall not be secured by any collateral or any assets pledged to the Holder.

(2)          EVENTS OF DEFAULT.

(a)        An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)         The Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder);

(ii)        A Conversion Failure as defined in section 3(b)(ii)

(iii)      The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv)      The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created; and

(v)       The Common Stock is suspended or delisted for trading on the Over the Counter Bulletin Board market (the “Primary Market”).

(vi)      The Company loses its ability to deliver shares via “DWAC/FAST” electronic transfer.

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(vii)      The Company loses its status as “DTC Eligible.”

(viii)     The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(b)        If an Event of Default is not cured within 30 days, the Outstanding Balance shall increase to 110% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Effect”). The Default Effect shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

(3)          CONVERSION OF NOTE.   This Note shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section 3.

(a)          Conversion Right. Subject to the provisions of Section 3(c), at any time or times on or after 180 days from the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share. The Holder shall pay any transfer taxes and all legal fees and expenses, as well as any other fees or costs that may be incurred or charged in connection with providing documentation requested by the Company’s transfer agent in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out of or relating to the conversion of this Note.

(i)          "Conversion Amount" means the portion of the Original Principal Amount and Interest to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.

(ii)          "Conversion Price" shall equal 70% of the average of the three lowest closing prices occurring during the ten (10) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

(b)          Mechanics of Conversion.

(i)          Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Eastern Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice") to the Company. On or before the second Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall, provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, instruct its transfer agent to credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144.

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(ii)          Company's Failure to Timely Convert. If within two (2) Trading Days after the day that (i) the Company has received a facsimile or email copy of a validly completed, undisputed Conversion Notice, and (ii) Holder having contacted the Company to confirm receipt thereof, the Company shall have failed to issue and deliver to Holder via “DWAC/FAST” electronic transfer the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), the Original Principal Amount of the Note shall increase by $1,000 per day until the Company issues and delivers a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (under Holder’s and Company’s expectation that the holding period of any damages will tack back to the Issuance Date). Company will not be subject to any penalties once its transfer agent processes the shares to the DWAC system.

(iii)         Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the full Conversion Amount represented by this Note is being converted. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note until after conversion or repayment of the entire Note, including interest and penalties, if any. Thereafter, the Note shall be promptly marked “Paid in Full” and returned to the Company within 15 days.

(c)          Limitations on Conversions or Trading.

(i)          Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall undertake its best efforts to recognize this condition and notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by Holder upon written notification to the Company.

(d)          Other Provisions.

(i)          Share Reservation.  The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement. The Company will at all times reserve at least 12,000,000 shares of Common Stock for conversion.

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(ii)          Prepayment.   At any time within the 180 day period immediately following the Issuance Date, the Company shall have the option, upon 10 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (i) the Company shall pay the Holder 125% of the Outstanding Balance, (ii) such amount must be paid in cash on the next business day following such 10 business day notice period.

(iii)         All calculations under this Section 3 shall be rounded off to the nearest $0.00001 or whole share.

(iv)         Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4)          REISSUANCE OF THIS NOTE.

(a)          Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder with prior written consent of the Company, which consent shall not be unreasonably withheld.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(5)          APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of Illinois, as appropriate.

(6)          WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

[Signature Page Follows]

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[Signature Page to Convertible Note]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

COATES INTERNATIONAL, LTD.

By:	/s/ Barry C. Kaye
Name:	Barry C. Kaye
Title:	Chief Financial Officer

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EXHIBIT A

NOTICE OF CONVERSION

Barry Kaye, CFO

Coates International, Ltd.

2100 Highway 34

Wall Township, NJ 07719

The undersigned hereby elects to convert a portion of the $50,000 Convertible Note 1 issued to Kris Iyer on _____________, 2016, into Shares of Common Stock of Coates International, Ltd. according to the conditions set forth in such Note as of the date written below.

Date of Conversion:
Conversion Amount:
Conversion Price:
Shares to be Delivered:

Shares delivered in name of:

Kris Iyer

Signature:

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